UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2011

Williams Controls, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
-------------------------	-------------------------	-------------------------
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 S.W. 72nd Avenue

Portland, OR 97224

(Address of principal executive offices)

(503) 684-8600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 23, 2011, Williams Controls, Inc. (the “Company”) issued a press release announcing that it filed an application for listing on the New York Stock Exchange Amex (“NYSE Amex”). The Company expects to begin trading on the NYSE Amex on December 7, 2011 (subject to approval by the NYSE Amex) under the stock symbol “WMCO.”  The Company will continue to trade on the NASDAQ Global Market until that time under the stock symbol “WMCO.”

On November 23, 2011, the Company informed the NASDAQ Global Market of its intention to transfer the listing to the NYSE Amex and to cease trading on the NASDAQ effective as of the market close on December 6, 2011.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Williams Controls, Inc. on November 23, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 23, 2011.

WILLIAMS CONTROLS, INC.

By:	/s/ DENNIS E. BUNDAY

Dennis E. Bunday
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release issued by Williams Controls, Inc. on November 23, 2011